UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	26-3254908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2012, EQM Technologies and Energy, Inc. (the “Company”) and Beacon Energy (Texas) Corp., a wholly-owned subsidiary of the Company (“Beacon Energy”), entered into a Purchase and Sale Agreement, dated as of December 31, 2012 (the “Purchase Agreement”), with Delek Renewables, LLC (“Buyer”), a wholly owned subsidiary of Delek US Holdings, Inc. Pursuant to the terms of the Purchase Agreement, Beacon Energy will sell to Buyer its biodiesel production facility based in Cleburne, TX and related assets, constituting substantially all of the assets of the Company’s biodiesel production segment (the “Transaction”), for consideration consisting of (i) $5,280,000 in cash, subject to certain adjustments, (ii) Buyer’s assumption of certain liabilities related to the purchased assets, and (iii) certain additional consideration if expired tax credits applicable to the operation of the facility are reinstated within 12 months of the closing and applied for the benefit of Buyer. The Company plans to use the proceeds from the Transaction to pay off all $1,650,000 unpaid principal and all accrued but unpaid interest under the Company’s secured subordinated notes that are secured by the assets being sold in the Transaction, and for general corporate purposes.

Beacon Energy and Buyer have made customary representations, warranties and covenants in the Purchase Agreement, and the Company provided a guarantee of performance by Beacon Energy and its affiliates of their obligations under the Purchase Agreement and related agreements. The obligations of Beacon Energy and Buyer to close the Transaction are subject to certain customary closing conditions, as well as requirements that the Company and Beacon Energy enter into non-competition and non-solicitation agreements with Buyer. The Transaction, which has been approved by the Company’s Board of Directors, is expected to close on or before January 23, 2013.

The Purchase Agreement may be terminated by Beacon Energy and/or Buyer for a number of reasons, including but not limited to by either party if the closing conditions have not been met by the close of business on January 23, 2013. Under certain circumstances specified in the Purchase Agreement, Buyer will be obligated to pay Beacon Energy a termination fee of $150,000 if it does not proceed with the Transaction absent Beacon Energy’s default under or breach of the Purchase Agreement.

Beacon Energy and Buyer are parties to a Biodiesel Toll Production Agreement, dated as of March 21, 2012, pursuant to which Beacon Energy produces biodiesel for Buyer using Buyer’s feedstock. This agreement, the terms of which have been disclosed in the Company’s filings with the Securities and Exchange Commission, will terminate upon the completion of the Transaction.

Item 8.01.	Other Events.

On January 2, 2013, the Company issued a press release announcing its entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 2, 2013.